EXHIBIT 10.9

FORM OF PROMISSORY NOTE

$______ Principal	______, 2014

FOR VALUE RECEIVED, Assured Pharmacy, Inc., a Nevada corporation (the “Corporation”), promises to pay to the order of Pinewood Trading Fund, L.P., or its assigns (the “Shareholder”), the principal sum of ___________ Dollars ($___,___), at 1029 East Drive, Beaumont, Texas 77706 or such place as the Shareholder may from time to time designate in writing, payable as hereinafter provided.

The unpaid principal balance hereof shall be payable April 30th, 2014, subject to early payment as provided herein, by delivery to the Shareholder of a certified or bank cashier’s check for the appropriate amount.  As long as any principal balance remains outstanding, the Corporation shall not borrow additional money from or incur other additional indebtedness owed to any person (other than the Shareholder), nor shall the Corporation issue any securities, except as may be agreed to by the Shareholder.

The Corporation shall use the proceeds of this note solely to: (1) fund and open a store in Denver, Colorado; and (2) provide funding for stores in Kansas City, Kansas and Kirkland, Washington, to maximize profitability.

If payment is not made when due, the outstanding principal and accrued interest of this note shall, at the option of the holder and without notice or demand, mature and become immediately due and payable.  The outstanding principal and accrued interest of this note shall automatically mature and become immediately payable in the event the Corporation violates the use of proceeds provided for in this note or becomes the subject of bankruptcy or other insolvency proceedings.  The Corporation hereby waives presentment, demand and notice.

The unpaid principal balance hereof shall bear interest from the date hereof at a rate equal to 12% per annum.  Interest shall be calculated for the actual number of days elapsed, using a daily rate determined by dividing the annual rate by 360, and shall be payable on demand of the Shareholder, subject to early payment as provided herein.  All principal, interest and other amounts unpaid after maturity hereof has been accelerated shall bear interest, payable on demand, computed at a rate equal to 6% per annum plus the rate otherwise payable hereunder.  Nothing in this note shall require the Corporation to pay interest at a rate in excess of the maximum rate permitted by applicable law.  All amounts payable on this note shall be payable in lawful money of the United States of America.  This note may be prepaid in full or in part at any time without premium or penalty.

This note is not secured by any existing or future mortgages or security agreements between the Shareholder and the Corporation.

In case any payment herein provided for shall not be paid when due, the Corporation promises to pay all reasonable costs of collection, including all reasonable attorney’s fees.

This note is governed by the internal laws of the State of New York, except to the extent superseded by United States federal law.

The Corporation hereby waives presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this note.

The Corporation hereby consents to the exclusive jurisdiction of any state or federal court situated in New York, New York, and waives any objection based on lack of personal jurisdiction, improper venue or forum non conveniens, with regard to any actions, claims, disputes or proceedings relating to this note, or any document delivered hereunder or in connection herewith, or any transaction arising from or connected to any of the foregoing.  The Corporation waives personal service of any and all process, and consents to all such service of process made by mail or by messenger directed to the address specified below.  Nothing herein shall affect the Shareholder’s right to serve process in any manner permitted by law, or limit the Shareholder’s right to bring proceedings against the Corporation or its property or assets in the competent courts of any other jurisdiction or jurisdictions.

The Corporation hereby waives any and all right to trial by jury in any action or proceeding relating to this note, or any document delivered hereunder or in connection herewith, or any transaction arising from or connected to any of the foregoing.  The Corporation represents that this waiver is knowingly, willingly and voluntarily given.

If any provision or any portion of any provision contained in this note is held by a court of law to be invalid, illegal, unlawful, void or unenforceable as written in any respect, then it is the intent of all parties hereto that such portion or provision shall be given force to the fullest possible extent that it is legal, valid and enforceable, that the remainder of the note shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion or provision was not contained therein, and the rights, obligations and interests of the Corporation and the Shareholder under the remainder of this note shall continue in full force and effect.

Time is of the essence with regard to the performance of the obligations of the Corporation in this note and each and every term, covenant and condition herein by or applicable to the Corporation.

Executed as of the date first written above.

ASSURED PHARMACY, INC.

By: /s/    Brett Cormier
Name:    Brett Cormier
Title:      Chief Financial Officer